AUDIOVOX CORPORATION


                         ANNUAL MEETING OF STOCKHOLDERS
                            10:00 A.M. - MAY 19, 2005
                               SMITHTOWN SHERATON


     Glenn: Ladies and Gentlemen, please come to order. Welcome to Audiovox's annual meeting of shareholders. My name is Glenn Wiener and I am president of GW Communications, the Company's Investor Relations firm. Before getting started, I'd like to read Safe Harbor language.

     Except for historical information contained herein, statements made today that would constitute forward-looking statements may involve certain risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward looking statements may include statements regarding product development, product performance or financial performance. All forward-looking statements made are based on currently available information, and the company assumes no responsibility to update any such forward-looking statements.

     Forward-looking statements made today will be evaluated together with the many uncertainties that affect Audiovox's business, which include, but are not limited to risks that may result from our ability to keep pace with technological advances, significant competition in the mobile and consumer electronics businesses, quality and consumer acceptance of newly introduced products, our relationships with key suppliers and customers, market volatility, non-availability of product, excess inventory, price and product competition, new product introductions, the possibility that the review of our prior filings by the SEC may result in changes to our financial statements, and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements.

     Risk factors associated with our business including some of the factors set forth herein are detailed in the company's Form 10-K for the fiscal fourth quarter and year ended November 30, 2004 and its Form 10-Q for the three months ended February 28, 2005.

     Now to the business at hand. March 28, 2005 has been set by the Board as the record date. All record shareholders on that date are entitled to vote on the matters that come before this meeting. On or about April 8, 2005, proxy materials and the annual report were mailed to shareholders of record. The shareholders' list as of the record date has been available for
     the past 10 days and can be inspected at the      Company's headquarters.

                                        1
                                  Exhibit 99.1

     As of March 28, 2005 there were 20,867,046 shares of Class A Common Stock outstanding and 2,260,954 shares of Class B Common Stock outstanding. Based on a preliminary count of the votes cast we are informed that that there is a quorum present.

     As you may know, each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes. The Class A Shareholders, voting as a class, are entitled to vote for the election of the Class A directors. The Class A and Class B Shareholders, voting together, are entitled to vote for the election of the joint directors and for all other matters properly presented to the meeting. If any shareholder has a comment on a matter presented to the meeting, please raise your hand and Mr. Shalam will recognize you. Each speaker should give his or her name and the number of shares owned. Please focus your comments on the specific proposal in the proxy statement. We will allow time for comments and questions on other matters related to the Company after we have acted on the item set forth in the proxy material.

     We will first address the issues in the proxy statement. Following that, John Shalam, Chairman, President and Chief Executive Officer will provide a brief recap on fiscal 2004, followed by Patrick Lavelle, CEO of the company's operating subsidiary, Audiovox Electronics Corp. Pat will bring you up to date on developments at AEC. Michael Stoehr, Vice President and Chief Financial Officer will not be making a presentation today, however he is available for any questions on the financials. In addition, John Desmond, a partner representing Grant Thornton, LLP, the Company's accounting firm, will be available later to respond to appropriate questions from the shareholders.

     Proxy cards were sent out to all shareholders prior to the meeting. If anyone wishes to change his/her proxy vote, the ushers have ballots and will give you one. Please raise your hand, if you would like a ballot.

     The Directors selected William Brennan and Kenneth Myung, employees of Audiovox Corporation as Judges of the Election. They are both present, have taken the oath of office and will count the ballots.

     Nominees for the Board of Directors-Please stand as I introduce you.

          PAUL C. KREUCH, JR., Chairman, International Asset Transactions, LLC.

          DENNIS F. MCMANUS, Telecommunications Consultant.

                                        2
                                  Exhibit 99.1

          IRVING HALEVY, a Retired Professor and Arbitrator.

          PETER A. LESSER , President of X-10 (USA) Inc.

          PHILIP   CHRISTOPHER,   President   and  CEO  of  UTStarcom   Personal
          Communications LLC.

          CHARLES M. STOEHR, Senior Vice President and Chief Financial Officer.

          PATRICK M. LAVELLE, Senior Vice President of Audiovox Corporation and the President and C.E.O. of Audiovox Electronics Corporation.

          And the last director and nominee is John Shalam, Chairman, President and Chief Executive Officer.

     The items described in the proxy statement are the:

          o    Election of Directors;

          o Approval of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm;

     First we will consider the Election of Directors.

     The nominees set forth in the proxy statement are now before the meeting. Do any shareholders have any questions that specifically relate to matters bearing on the election of directors?

     Since there are no questions or comments, and we have not received any further nominations, I now declare the nominations and the polls closed. If anyone has any ballots, please hand them to the ushers now.

     Prior to this meeting, I was advised by the election judges that based on the proxies received prior to the meeting, all the directors were elected. There were 18,459,683 shares of Class A Common Stock voting and 21,830,860 shares of Class B Common Stock voting.

     The preliminary votes for the Election of Directors were as follows:

     There were 18,010,570 votes for Paul C. Kreuch, Jr. as a Class A Director and 449, 113 votes were withheld.

     There were 18,013,529 votes for Dennis F. McManus as a Class A Director and
     446,     154 votes were withheld.

                                        3
                                  Exhibit 99.1

     There were 18,006,598 votes for Irving Halevy as a Class A Director and 453,085 votes were withheld.

     There were 18,012,879 votes for Peter A. Lesser as a Class A Director and 446,804 votes were withheld.

     The highest number of shares withheld from any individual Class A nominee was 453,085.

     There were 35,500,653 votes for John J. Shalam as a director and 4,789,890 votes were withheld.

     There were 35,489,471 votes for Philip Christopher as a director and 4,801,072 votes were withheld.

     There were 35,489,850 votes for Charles M. Stoehr as a director and 4,800,693 votes were withheld.

     There were 35,491,916 votes for Patrick M. Lavelle as a director and 4,798,627 votes were withheld.

     There were 18,459,683 Class A votes and 21,830,860 Class B votes for Joint Directors.

     The highest number of shares withheld from any individual Class A and Class B nominee was 4,801,072.

     At this time, I would like to congratulate the Directors on their election.

     The next proposal deals with the ratification of the appointment of Grant Thornton, LLP as the Company's independent accountants. That matter is now before the meeting.

     Do any shareholders have any questions which, specifically relate to the ratification of the appointment of Grant Thornton LLP as the Company's independent accountants?

     Since there are no questions or comments, I now declare the polls closed.

     There were 18,306,273 Class A votes and 21,830,860 Class B votes for appointment of Grant Thornton, LLP as the Company's accountants.

                                        4
                                  Exhibit 99.1

     The votes on any ballots collected during this meeting will be added to these totals. The final results of the vote will be contained in a certificate of election prepared by the Judges of Election, which will be annexed to the minutes of this meeting and recorded in the 10-Q filing for the Company's second fiscal quarter. We will be pleased to send the results to any shareholder who may request them.

     This now concludes the formal portion of our meeting and I would like to turn the call over to John Shalam. John.

Shalam: Thank you Glenn and good morning. I'd like to first congratulate the Board of Directors on their elections as well as the team at Grant Thornton for their dedication to and servicing of our account. I'd also like to give a special thanks to Ann Boutcher and Rick Maddia, who have served on our Board for the past 10 years. Ann...Rick...your contributions to our Company have certainly not gone unnoticed and I, along with the Directors before you, would like to extend our warm felt gratitude for your tremendous efforts over the years.

     Fiscal 2004 was a year marked by many key milestones..most notably...the sale of our Wireless business to UTStarcom in November of last year. That transaction, valued at over $320 million was without question, one of the best moves this company has ever made and has already proven to be in the best interests of Audiovox and its shareholders as it has provided us with the financial resources to build and market our portfolio of brands in the mobile and consumer electronics industries. With approximately $150 million in net proceeds, currently earning interest in a number of short-term investments and having paid down most of our bank lines, Audiovox today, is in the best financial position in the Company's history.

     Last fiscal year, we reported net sales of $567 million, up roughly 10 percent over the prior year. Driving this growth was our emergence in the satellite radio category, where we have gained considerable market share and enjoy strong relationships with both XM and Sirius Satellite Radio. We believe this category will continue to play a major role in our growth over the coming years, which was one of the key factors in our recent acquisition of Terk Technologies this past January. Their Technology driven products particularly in the XM direct connect products, should ensure that we keep pace with the evolution of the satellite radio market.

     Additionally, the brands we acquired in fiscal 2003- Jensen, Acoustic Research, Advent and Phase Linear have begun to pay dividends as we enjoyed considerable year-over-year gains in the U.S., driven primarily by the re-emergence of Jensen auto sound products. And the acquisition has also given us a solid international presence; something we have not had in years

                                        5
                                  Exhibit 99.1
     past.

     We also experienced strong growth in sales of our LCD TV's, multi-media portables and automotive security products; the latter partially as a result from Code Alarm, the automotive security business we acquired in 2002.

     Unfortunately, growth in these areas was partially offset by continued weakness in the portable DVD and video-in-a-bag business, which adversely impacted our overall sales, margins and profitability. For the year, we reported earnings per share from continuing operations of $0.01 but with the realized gains from the sale of our Wireless group, we reported diluted earnings per share o $3.45.

     As I've said many times before, fiscal 2005 will be a transition year. We have gone from a Company successfully competing in 2 very different market segments - Cellular and Electronics - to a company focused on one. We are in the process of implementing several programs across the board that will lead to a leaner, more focused organization.

     In summary, we are looking forward to an improving second half of the year and believe the Company's prospects... this year and in the future are bright. With a clean balance sheet and significant cash on hand, we intend to pursue strategic and synergistic acquisitions that will better position the Company in the years ahead and contribute to both our top and bottom line performance. It is our goal to restore profitability to historical levels and beyond and we are working diligently to enhance shareholder value for all parties over the long-term.

     I'm proud of the dedicated efforts of the management tea and employees here at Audiovox and look forward to their support as we continue to grow our company. Thank you again for your continued support and at this time, I'll turn the meeting over Pat Lavelle who will bring you up to date on the developments of our electronics company, AEC. Pat...

Lavelle: Good morning.

     What I would like to do this morning is give you a brief recap of what has transpired year to date and what we will be doing over the next few months and for the balance of the year.

     As most of you know, the first quarter was very challenging due to two of our prime categories being impacted by (1) a severe decline in industry sales and (2) from steady and significant price erosion.


                                        6
                                  Exhibit 99.1

     As I have discussed in previous calls to analysts, the Mobile Video Market has undergone dramatic changes starting in the second half o 2004. We have been impacted in three areas:

     A significant shift in business from the aftermarket to OEM car manufacturers has occurred. As the OEM's have made this product part of their standard option packaging, we have been negatively impacted by fewer opportunities within the aftermarket.

     A drop in SUV sales, which makes up the key segment of the market limits our opportunities as well.

     The  effect  of  price  erosion   generated  by  deep  discounting  in  the
     aftermarket as suppliers attempted to move out inventories as a result of this slow down.

     These factors have combined to negatively affect our mobile video sales and margins, which has been our key driver over the past few years.

     With the largest marketshare, by far, in this category the impact on Audiovox was greatest.

     As I have said before, this development is part of the normal evolutionary process within automotive electronics; however, the speed to market by the OEM's was quicker than usual since they only needed to develop product for their SUV's and minivans instead of having to develop product for their entire fleet.

     There are still good opportunities, however, within mobile video and it will remain one of our key categories, but we do not expect to see the growth in this area that we have enjoyed over the past years.

     Secondly, Portable DVD's, which have been a key driver for our Consumer Electronics Group was negatively impacted by severe price erosion. A drop in selling prices of 30% year over year has made it very difficult to grow sales.

     To counteract these rather drastic market changes, we have been very active in new product development, which gives us the opportunity to restore eroded margins and generate new sales.

     I am happy to advise you that we have commenced shipment of our Mobile Video Shuttle System and will deliver to Best Buy and Circuit City starting next week and into the month of June. There has been excellent interest on the part of our retailers for the shuttle and we expect this program to reverse the negative trend we've seen in the video bag segment, which had

                                        7
                                  Exhibit 99.1
     previously been a strong performer for us.

     Additionally, we have begun delivering our new 8.5" and 10" mobile video overheads. These have met with very good reception. We will begin delivery of our new 15" in June and 12" in August. These new units will bolster sales but more importantly, improve margins within our Mobile Video Group.

     We also expect fourth quarter shipments of our new Ray Sat Satellite Antenna, which will bring Direct TV and Dish Network into the vehicle. With a retail price of $3,000 we will be the first company to offer one unit that can deliver both services, which is of key importance to our large retailers. This product will also allow our expeditor network the ability to upgrade to existing factory- installed systems; something we have not been able to offer to date.

     Within Security we will deliver new 2-way Remote Start Transmitters with Text that will advise the user the status of the vehicle. Another first to market. At Code Systems we will deliver new Remote Start Programs for the Mazda Tribute and Mazda 5, the Kia Sportage and Spectra, and an all new Security Program for Mopar in August.

     Within Car Audio, between May and June we will deliver all new Jensen Amplifiers and Speakers for Power Retailers and Independent Retailers and a new line of Phase Liner by Jensen designed specifically for Mass Merchants

     Additionally, our recently introduced Jensen VM9510 and VM9410 multi-media head units placed number one and three within the top 10 in dash units countrywide according to the NPD group. We expect these units to continue their strong performance for the balance of the year.

     In Satellite, over the next few months we deliver Direct Connect XM units for Clarion, JVC, Mercedes, BMW and a direct connect designed to work on any RDS equipped radio. This will allow all these head units to play XM Satellite Radio. In May, we delivered our XM Connect and Play antenna and receiver to work with any home stereo unit equipped with XM's Connect and Play Chi Set. This will allow these home units to receive and play XM Satellite Radio. It is important to note Audiovox is the exclusive supplier of XM Direct Connect and Connect and Play products, which are designed to work with XM ready units developed by other Consumer and Mobile Electronic companies.

     If a consumer purchases an XM Ready Head Unit from Sony, Pioneer, Kenwood, JVC, Clarion, Panasonic, GM, Ford, Chrysler, BMW, Mercedes and wants to upgrade to XM service, the XM Receiver and Antenna must be purchased from Audiovox! This gives us tremendous exposure and places Audiovox product in

                                        8
                                  Exhibit 99.1
     virtually every 12-volt retailer in the country.

     Additionally, we are developing 2 new XM Plug-n Play units and 3 new Sirius Plug- n-Play units for the 4th quarter.

     Our Consumer Group delivered a complete new line of LCD TV's this month; 17", 20", 23", 27", 32" and 37" units with retails ranging from $499 to $2,499. We have a very competitive lineup and response has been very positive. We look for LCD to drive our consumer business for the balance of the year.

     We also plan to deliver In-Car and Portable Multi-Media GPS Navigation Systems with real time traffic. These units will be packed with features and very competitively priced. The In-Car is now available and the Portables are scheduled for the 4th quarter.

     Ladies and Gentlemen, we have built AEC on our ability to consistently develop new product for our existing markets and to find new product in which we can compete and expand our sales.

     Over the last 5 years we have grown from approximately $250 million to $570 million in sales. Indeed, some of our markets have changed. This is normal within our business, but we have been successful in the past in catching the new emerging technologies and in that, I see no change. Audiovox is the only supplier of XM and Sirius products. Our position in Satellite Radio; a category that up to this point has grown at a faster pace than early DVD sales. Our growing position in LCD TV; a category that has tremendous potential (over 250 million CRT TV's will be replaced) and our position in existing categories where we are the dominant supplier, puts us in a very favorable position to grow.

     Our Financial strength, which will allow us the opportunity to acquire where we can leverage our distribution, customer and manufacturer relationships or existing overhead puts us in a position to grow our business faster. Our past three acquisitions are doing well and we continue to research and assess all potential possibilities.

     Although the first half has been difficult, I fully expect the second half to improve as our new products deliver and as our recent overhead reductions take hold.

Thank you.

Shalam: Ladies and Gentlemen, this concludes the Company's presentation at this meeting and we will now take questions from the floor. If any shareholder has a comment or a question please raise your hand and after I recognize you, state your name and the number of shares owned.

                                        9
                                  Exhibit 99.1

Shalam: Since there are no questions and there is nothing further to come before the meeting, I now declare this meeting adjourned.

     I want to thank you all for attending today's meeting and for the interest and support you have shown in Audiovox Corporation.



                                       10
                                  Exhibit 99.1